Exhibit 99.1


                      Cirrus Logic Reports Fiscal Q4 2006
      Financial Results; Financial Highlights Include 15 Percent Quarterly Year-Over-Year Revenue Growth from Analog, Mixed-Signal and Embedded
                       Products, Expanding Gross Margins


    AUSTIN, Texas--(BUSINESS WIRE)--April 26, 2006--Cirrus Logic Inc. (Nasdaq:CRUS), a leader in high-precision analog, mixed-signal and embedded products for audio and industrial markets, today announced financial results for the fourth quarter and fiscal year 2006, which ended March 25, 2006.
    The company reported fourth quarter fiscal year 2006 revenue of $42.2 million, compared with $40.4 million of total revenue and $36.8 million of analog, mixed-signal and embedded products in the same period one year ago. This represents 15 percent growth among the analog, mixed-signal and embedded products on a comparable basis from the prior year. Fourth quarter gross margin was 58.1 percent compared to 53.1 percent for the fourth quarter of fiscal year 2005. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the fourth fiscal quarter of 2006 were $19.8 million.
    Net income for the fourth fiscal quarter was $15.4 million, or $0.17 per diluted share. Fourth fiscal quarter results included a one-time $7.0 million gain associated with amendments to an existing licensing agreement and a $1.2 million benefit from certain international tax-related events. Non-GAAP net income, excluding the income associated with the licensing agreement amendment and international tax-related events for the fourth fiscal quarter, was $7.2 million or $0.08 per diluted share.
    Total cash and marketable securities at the end of the fourth fiscal quarter was $243.5 million, compared with $179.7 million at the end of the prior fiscal year, which is an increase of $63.8 million.
    "I am pleased with our fourth-quarter results, as we delivered strong earnings with expanding gross margins and year-over-year growth, in what has been historically our seasonally weakest quarter," said David D. French, president and chief executive officer, Cirrus Logic. "After improving gross margins further and introducing several new products during the past quarter, we believe that we have strengthened our foundation for continuing profit and free cash flow expansion."

    Outlook for First Quarter FY 2007 (ending June 24, 2006):

    -- Revenue is expected to range between $44 million and $48 million;

    -- Gross margin is expected to be between 56 percent and 58 percent;

    -- Combined R&D and SG&A expenses are expected to range between $22 million and $24 million, including share-based compensation expense of approximately $2.0 million.

    Use of Non-GAAP Financial Information

    Cirrus Logic has included in this release certain financial information that has not been prepared in accordance with GAAP. A reconciliation of such non-GAAP financial information to the most directly comparable GAAP information is included in the financial statements portion of this release, as well as on our Web site in the Investors section at www.cirrus.com. This non-GAAP financial information is not meant as a substitute for the company's GAAP results, but is included solely for informational and comparative purposes. Cirrus Logic management believes that certain non-GAAP financial information is useful to investors because it can enhance their understanding of the results and trends in the company's business, and therefore uses this non-GAAP financial information internally to evaluate and manage the company's operations. The non-GAAP financial information that the company uses may differ from that used by other companies. This non-GAAP financial information should be considered in addition to, and not as a substitute for, the company's results that were prepared in accordance with GAAP.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss the company's results for the fourth quarter and full year of fiscal year 2006, on April 26, 2006, at 5:00 p.m. EDT. Those wishing to join should call 303-262-2137 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until May 3, 2006. To access the recording, call 303-590-3000 (passcode: 11056613 #). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conferences

    Cirrus Logic management will be presenting at the following financial conferences:

    --  Piper Jaffray's 8th Annual Hardware & Communications
        Conference on May 11 in New York; and

    --  Citigroup 7th Annual Semiconductor Conference on June 1 in
        Boston.

    Those wishing to listen to these presentations can hear live and archived webcasts of the events via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2007 sales, gross margin, combined research and development and selling, general and administrative expense levels, share-base compensation expense, and expectations regarding our revenue growth and fiscal year 2007 results. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," and variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the first quarter of fiscal year 2007, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; and the risk factors listed in our Form 10-K for the year ended March 26, 2005, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)


                                                 Quarter Ended
                                         -----------------------------
                                         Mar. 25,  Dec. 24,  Mar. 26,
                                           2006      2005      2005
                                         --------- --------- ---------
Net revenue                               $42,158   $48,253   $40,415
Cost of sales                              17,678    21,686    18,955
                                         --------- --------- ---------
  Gross Margin                             24,480    26,567    21,460
                                         --------- --------- ---------
  Gross Margin Percentage                    58.1%     55.1%     53.1%

Operating expenses:
  Research and development                 10,378    10,442    18,270
  Selling, general and administrative       9,437    10,740     7,127
  Restructuring and other costs                 -         -       485
  License agreement                        (7,000)        -         -
                                         --------- --------- ---------
       Total operating expenses            12,815    21,182    25,882
                                         --------- --------- ---------
       Total operating expenses as a
        percent of revenue                   30.4%     43.9%     64.0%

Income (loss) from operations              11,665     5,385    (4,422)
Operating income (loss) as a percent of
 revenue                                     27.7%     11.2%   (10.9%)

Realized gain on marketable equity
 securities                                     -         -       137
Interest income, net                        2,510     2,131       962
Other expense, net                             21        53       116
                                         --------- --------- ---------
Income (loss) before income taxes          14,196     7,569    (3,207)
Benefit for income taxes                   (1,241)   (5,261)   (5,745)
                                         --------- --------- ---------
Net income (loss)                         $15,437   $12,830    $2,538
                                         ========= ========= =========

Basic income (loss) per share:              $0.18     $0.15     $0.03
Diluted income (loss) per share:            $0.17     $0.15     $0.03

  Basic weighted average common shares
   outstanding                             86,718    86,399    85,124
  Diluted weighted average common shares
   outstanding                             88,924    88,101    86,151

           See Reconciliation to the Consolidated Condensed
                        Statement of Operations

 Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development expenses. These reclassifications had no effect on the results of operations or stockholders' equity.



                          CIRRUS LOGIC, INC.
    RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
           (unaudited, in thousands, except per share data)
                (not prepared in accordance with GAAP)


                                                  Quarter Ended
                                            --------------------------
                                            Mar. 25, Dec. 24, Mar. 26,
                                             2006     2005     2005
                                            -------- -------- --------
GAAP revenue                                                  $40,415
Non-GAAP adjustments:
  Video product line revenue; video assets
   sold June 30, 2005                                          (3,659)
                                                              --------
Non-GAAP revenue                                              $36,756
                                                              ========

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business since we have sold the video product line assets.

GAAP operating expenses                     $12,815
Non-GAAP adjustments:
  License agreement                           7,000
                                            --------
Non-GAAP operating expenses                 $19,815
                                            ========

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

GAAP net income                             $15,437
Non-GAAP adjustments:
Subtract tax benefit due to expiration of
 statute of limitations in foreign
 jurisdictions                               (1,254)
Adjust for non-GAAP operating expenses
 listed above                                (7,000)
                                            --------
Non-GAAP net income                          $7,183
                                            ========

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business.

GAAP diluted earnings per share               $0.17
Non-GAAP adjustments:
Effect of the tax benefit due to expiration
 of statute of limitations in foreign
 jurisdictions                                (0.01)
Effect for non-GAAP operating expenses
 listed above                                 (0.08)
                                            --------
Non-GAAP net income                           $0.08
                                            ========

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends in our business.



                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                (in thousands, except per share data)


                                                  Twelve Months Ended
                                                 ---------------------
                                                  Mar. 25,   Mar. 26,
                                                   2006       2005
                                                 ---------- ----------
                                                (unaudited)

Net revenue                                       $193,694   $194,900
Cost of sales                                       88,482    101,637
                                                 ---------- ----------
  Gross Margin                                     105,212     93,263
                                                 ---------- ----------
  Gross Margin Percentage                             54.3%      47.9%

Operating expenses:
  Research and development                          45,101     80,507
  Selling, general and administrative               50,243     42,394
  Restructuring and other costs                      2,311      9,463
  Litigation settlement, net                       (24,758)         -
  License agreement                                 (7,000)         -
  Patent agreement, net                                  -       (593)
                                                 ---------- ----------
       Total operating expenses                     65,897    131,771
                                                 ---------- ----------
       Total operating expenses as a percent of
        revenue                                       34.0%      67.6%

Income (loss) from operations                       39,315    (38,508)
Operating income (loss) as a percent of revenue       20.3%    (19.8%)

Realized gain on marketable equity securities          388        806
Interest income, net                                 7,461      3,208
Other expense, net                                     (54)       317
                                                 ---------- ----------
Income (loss) before income taxes and loss from
 discontinued operations                            47,110    (34,177)
Benefit for income taxes                            (7,035)   (20,789)
                                                 ---------- ----------
Net income (loss)                                  $54,145   $(13,388)
                                                 ========== ==========


Basic income (loss) per share:                       $0.63     $(0.16)

Diluted income (loss) per share:                     $0.62     $(0.16)


  Basic weighted average common shares
   outstanding                                      86,036     84,746
  Diluted weighted average common shares
   outstanding                                      87,775     84,746

 Prepared in accordance with Generally Accepted Accounting Principles

Certain income statement reclassifications have been made to the fiscal year 2005 financial statements to conform to the fiscal year 2006 presentation. We now report the amortization of acquired intangibles as a component of our research and development.



                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)


                                      Mar. 25,   Dec. 24,    Mar. 26,
                                       2006        2005       2005
                                     ---------- ----------- ----------
ASSETS                              (unaudited) (unaudited)
Current assets
 Cash and cash equivalents            $116,675    $114,947    $79,235
 Restricted investments                  5,755       5,755      7,898
 Marketable securities                 102,335     107,330     91,559
 Accounts receivable, net               20,937      21,442     18,593
 Inventories                            18,708      17,049     26,649
 Other current assets                    7,747       6,978      6,600
                                     ---------- ----------- ----------
     Total Current Assets              272,157     273,501    230,534

Long-term marketable securities         18,703       4,935      1,021
Property and equipment, net             14,051      14,012     17,572
Intangibles, net                         2,966       3,441     10,786
Other assets                            11,164      10,837      2,897
                                     ---------- ----------- ----------
  Total Assets                        $319,041    $306,726   $262,810
                                     ========== =========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                      $14,129     $17,149    $10,546
 Accrued salaries and benefits           6,460       6,329      8,164
 Other accrued liabilities               9,909      12,223     10,799
 Deferred income on shipments to
  distributors                           7,098       6,108      7,935
 Income taxes payable                    2,228       3,145      9,276
                                     ---------- ----------- ----------
    Total Current Liabilities           39,824      44,954     46,720

Long-term restructuring accrual          4,694       4,545      3,678
Other long-term obligations             10,109       9,428      8,675

Stockholders' equity:
 Capital stock                         881,956     880,930    875,687
 Accumulated deficit                  (616,652)   (632,089)  (670,797)
 Accumulated other comprehensive
  loss                                    (890)     (1,042)    (1,153)
                                     ---------- ----------- ----------
     Total Stockholders' Equity        264,414     247,799    203,737
                                     ---------- ----------- ----------
         Total Liabilities and
          Stockholders' Equity        $319,041    $306,726   $262,810
                                     ========== =========== ==========


    CONTACT: Cirrus Logic, Inc., Austin
             John Kurtzweil, 512-912-3222
             InvestorRelations@cirrus.com
              or
             Summit IR Group Inc.
             Mary McGowan, 408-404-5401
             Mary@summitirgroup.com